UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 1, 2013

Date of earliest event reported: February 28, 2013

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets

On February 1, 2013, Constellation Energy Partners LLC (the “Company”) entered into a Membership Interest Purchase and Sale Agreement (the “Agreement”) with Castleton Commodities Upstream LLC (“Buyer”). Pursuant to the Agreement, the Company agreed to sell to Buyer all of its equity interests in Robinson’s Bend Production II, LLC and Robinson’s Bend Operating II, LLC, which entities owned all of the Company’s operating assets in the Robinson’s Bend field. The sale contemplated by the Agreement closed on February 28, 2013. The purchase price was $63,000,000 plus adjustments for income and expenses relating to operating the Robinson’s Bend assets since December 1, 2012, assumed obligations relating to the entities’ assets (including plugging and abandonment expenses, certain environmental costs, royalty obligations, lease obligations and liabilities under certain leases and contracts), certain post-closing environmental costs anticipated to be incurred by Buyer, and any title defects and benefits.

Item 8.01 Other Events.

In connection with the transaction described in Item 2.01 above, the Company issued a press release on March 1, 2013, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b)	To the extent necessary, the Company intends to file the financial statements relating to the disposition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date of this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: March 1, 2013	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Treasurer

Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 1, 2013.